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EXHIBIT 1

                   AGREEMENT PURSUANT TO RULE 13d-1(f)(1)(iii)


     Pursuant to Rule 13d-1(f)(1)(iii), the undersigned Aaron D. Spencer and Uno Associates, do hereby agree that the Schedule 13D to which this Agreement is attached as an exhibit shall be deemed filed on behalf of each of Aaron D. Spencer and Uno Associates.



Dated: April 26, 1999                   /s/ Aaron D. Spencer
                                        --------------------
                                        Aaron D. Spencer

                                        UNO ASSOCIATES


Dated: April 26, 1999                   By: /s/ Aaron D. Spencer
                                            --------------------
                                            Aaron D. Spencer, a general partner